UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, DC 20549

FORM 8‑K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 20, 2013

Ciena Corporation (Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)

0-21969	23-2725311
(Commission File Number)	(IRS Employer Identification No.)

7035 Ridge Road, Hanover, MD	21076
(Address of Principal Executive Offices)	(Zip Code)

(410) 694-5700
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07 - SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

Ciena held its annual meeting of stockholders on March 20, 2013. As of the January 22, 2013 record date, there were 101,517,154 shares of common stock outstanding and entitled to notice of and to vote at the annual meeting. The matters described below were voted on by stockholders at the annual meeting and the number of votes cast with respect to each matter, and with respect to the election of directors, were as indicated below:

Proposal 1	For	Against	Abstain	Non-Votes
Election to the Board of Directors of three Class I directors:
Lawton W. Fitt	70,512,357	2,230,750	37,957	15,632,275
Patrick H. Nettles, Ph.D	70,592,790	2,151,671	36,603	15,632,275
Michael J. Rowny	71,957,777	786,050	37,237	15,632,275

Each director nominee above was elected by the vote of the majority of the votes cast by stockholders in accordance with Ciena's bylaws and will serve a three-year term expiring at the 2016 annual meeting of stockholders. In addition, the following directors continued to hold office after the annual meeting: Harvey B. Cash, Judith M. O'Brien, Gary B. Smith, Bruce L. Claflin and Patrick T. Gallagher.

Proposal 2	For	Against	Abstain	Non-Votes
Ratification of the appointment of PricewaterhouseCoopers LLP as Ciena's independent registered public accounting firm for the fiscal year ending October 31, 2013:	86,245,093	1,914,846	253,400	n/a

Proposal 2 to ratify the appointment of Ciena's independent registered public accounting firm was approved by the affirmative vote of a majority of the total votes cast by stockholders.

Proposal 3	For	Against	Abstain	Non-Votes
A stockholder advisory vote on the executive compensation described in the proxy materials:	71,988,416	713,028	79,620	15,632,275

Proposal 3, the advisory “say on pay” vote regarding executive compensation, was approved by the affirmative vote of a majority of the total votes cast by stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Ciena Corporation

Date: March 25, 2013	By:	/s/ David M. Rothenstein
David M. Rothenstein
Senior Vice President, General Counsel and Secretary